Exhibit 1.2

EXECUTION VERSION

Apollo Global Management, LLC

Class A Shares

Amendment to the Underwriting Agreement

May 10, 2013

J.P. Morgan Securities LLC

Citigroup Global Markets Inc.

Credit Suisse Securities (USA) LLC

As representatives of the several Underwriters

named in Schedule I to the

Underwriting Agreement (as defined below),

c/o J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

Credit Suisse Securities (USA) LLC

Eleven Madison Avenue

New York, New York 10010

Ladies and Gentlemen:

Reference is made to the Underwriting Agreement (the “Underwriting Agreement”), dated as of May 9, 2013, among Apollo Global Management, LLC, a Delaware limited liability company (the “Company”), AGM Management, LLC, a Delaware limited liability company and the manager of the Company (the “Manager”), certain stockholders of the Company named in Schedule II thereto and J.P. Morgan Securities LLC, Citigroup Global Markets Inc. and Credit Suisse Securities (USA) LLC, as representatives (collectively, the “Representatives”) of the Underwriters named in Schedule I thereto (the “Underwriters”). Capitalized terms used herein but not defined herein have the meanings ascribed thereto in the Underwriting Agreement.

The parties hereto hereby agree as follows:

1.	The Underwriting Agreement shall be amended by replacing “May 17, 2013” in Section 4(a) thereof with “May 15, 2013.”

2.	Except as specifically set forth herein, the provisions of the Underwriting Agreement and the Schedules and Annexes attached thereto remain in full force and effect. This letter agreement shall not constitute an amendment or waiver of any provision of the Underwriting Agreement and shall not be construed as a waiver or consent to any further or future action on the part of the parties hereto, except to the extent expressly set forth herein.

3.	This letter agreement and any claim, controversy or dispute arising under or related to this letter agreement, shall be governed by and construed in accordance with the laws of the State of New York.

4.	This letter agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

[Signature Pages Follow]

Any person executing and delivering this letter agreement as Attorney-in-Fact for a Selling Stockholder represents by so doing that he has been duly appointed as Attorney-in-Fact by such Selling Stockholder pursuant to a validly existing and binding Power of Attorney which authorizes such Attorney-in-Fact to take such action.

Very truly yours,

APOLLO GLOBAL MANAGEMENT, LLC

By:	/s/ John J. Suydam
Name:	John J. Suydam
Title:	Chief Legal Officer and Chief Compliance Officer

AGM MANAGEMENT, LLC

By:	/s/ John J. Suydam
Name:	John J. Suydam
Title:	Vice President

[Signature Page to the Amendment to the Underwriting Agreement]

APOLLO SELLING STOCKHOLDERS
IDENTIFIED ON SCHEDULE II

By:	/s/ John J. Suydam
Name:	John J. Suydam

As Attorney-in-Fact acting on behalf of each of the Selling Stockholders named in Schedule II to the Underwriting Agreement (other than the Strategic Selling Stockholders).

[Signature Page to the Amendment to the Underwriting Agreement]

APOC HOLDINGS LTD.

By:	/s/ Ahmed Ghubash
Name:	Ahmed Ghubash
Title:	Director

By:	/s/ Ahmed Al Mosa
Name:	Ahmed Al Mosa
Title:	Director

[Signature Page to the Amendment to the Underwriting Agreement]

CALIFORNIA PUBLIC EMPLOYEES’ RETIREMENT SYSTEM

By:	/s/ Réal Desrochers
Name:	Réal Desrochers
Title:	Senior Investment Officer

[Signature Page to the Amendment to the Underwriting Agreement]

Accepted as of the date hereof:

J.P. MORGAN SECURITIES LLC

By:	/s/ Ray Craig
Name: Ray Craig
Title: Managing Director

On behalf of each of the Underwriters

[Signature Page to the Amendment to the Underwriting Agreement]

Accepted as of the date hereof:

CITIGROUP GLOBAL MARKETS INC.

By:	/s/ Alex Duka
Name: Alex Duka
Title: Managing Director

On behalf of each of the Underwriters

[Signature Page to the Amendment to the Underwriting Agreement]

Accepted as of the date hereof:

CREDIT SUISSE SECURITIES (USA) LLC

By:	/s/ Joseph Lovell
Name: Joseph Lovell
Title: Director

On behalf of each of the Underwriters

[Signature Page to the Amendment to the Underwriting Agreement]